As filed with the Securities and Exchange Commission on July 2, 1997.
                                                         File No. _________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------

                                COMPSCRIPT, INC.
               (Exact name of issuer as specified in its charter)

                 Florida                                         65-0506539
       (State or other jurisdiction                           (I.R.S. Employer
     of incorporation or organization)                       Identification No.)


     1225 Broken Sound Parkway N.W.
                  Suite A
           Boca Raton, Florida                                   33481
  (Address of principal executive offices)                     (Zip Code)

                               -----------------

                           CONSULTING AGREEMENTS WITH
                      LAWRENCE PRINCIPATO AND TODD ROBERTI
                            (Full title of the plan)

                               -----------------

                            Brian A. Kahan, President
                         1225 Broken Sound Parkway N.W.
                                     Suite A
                            Boca Raton, Florida 33481
                          Telephone No.: (561) 994-8585
                     (Name and address of agent for service)

                                    Copy to:

                            Charles B. Pearlman, Esq.
                      Atlas, Pearlman, Trop & Borkson, P.A.
                     200 East Las Olas Boulevard, Suite 1900
                            Fort Lauderdale, FL 33301
                                 (954) 763-1200

                               -----------------




                         CALCULATION OF REGISTRATION FEE

==============================================================================================
                                               Proposed           Proposed
                                               maximum            maximum
                                               offering           aggregate       Amount of
Title of securities          Amount to be      price per          offering        registration
 to be registered            registered        share              price           fee
==============================================================================================
Common Stock(1)
($.0001 par value)         100,000 shares       $5.00            $500,000           $172.41

==============================================================================================


(1) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(n) under the Securities Act of 1933, as amended (the "Securities Act").




                                COMPSCRIPT, INC.

         CROSS REFERENCE SHEET REQUIRED BY ITEM 501(B) OF REGULATION S-K

                  FORM S-8 ITEM NUMBER
                      AND CAPTION                                      CAPTION IN PROSPECTUS
                  --------------------                                 ---------------------
 1.      Forepart of Registration State-                               Facing Page of Registration
         ment and Outside Front Cover                                  Statement and Cover Page of
         Page of Prospectus                                            Prospectus

 2.      Inside Front and Outside Back                                 Inside Cover Page of Pro-
         Cover Pages of Prospectus                                     spectus and Outside Cover
                                                                       Page of Prospectus

 3.      Summary Information, Risk Fac-                                Not Applicable
         tors and Ratio of Earnings to
         Fixed Charges

 4.      Use of Proceeds                                               Not Applicable

 5.      Determination of Offering Price                               Not Applicable

 6.      Dilution                                                      Not Applicable

 7.      Selling Security Holders                                      Sales by Selling Security
                                                                       Holders

 8.      Plan of Distribution                                          Cover Page of Prospectus
                                                                       and Sales by Selling
                                                                       Security Holders

 9.      Description of Securities to be                               Description of Securities;
         Registered                                                    Consulting Agreements

10.      Interests of Named Experts and                                Legal Matters
         Counsel

11.      Material Changes                                              Not Applicable

12.      Incorporation of Certain Infor-                               Incorporation of Certain
         mation by Reference                                           Documents by Reference

13.      Disclosure of Commission Posi-                                Indemnification of Direc-
         tion on Indemnification for                                   tors and Officers; Under-
         Securities Act Liabilities                                    takings


                                        3

PROSPECTUS

                                COMPSCRIPT, INC.

                         100,000 SHARES OF COMMON STOCK
                               ($.0001 PAR VALUE)

                   Issued Pursuant to the Company's Agreements
                    with Lawrence Principato and Todd Roberti

         This Prospectus is part of a Registration Statement which registers 100,000 shares of Common Stock, $.0001 par value (such shares being referred to as the "Shares"), of CompScript, Inc. (the "Company" or "CompScript") which may be issued as set forth herein upon exercise of certain options to Lawrence Principato a consultant to the Company ("Principato"), pursuant to a written agreement providing for the issuance of options to purchase 50,000 Shares (the "Principato Consulting Agreement"); and (ii) upon exercise of certain options to Todd Roberti, a consultant to the Company ("Roberti") pursuant to a written agreement providing for the issuance of options to purchase 50,000 Shares (the "Roberti Consulting Agreement"). Roberti and Principato may each be referred to as "Consultant," and the Principato Consulting Agreement and the Roberti Consulting Agreement may be each referred to as the "Agreement" or "Agreements". In addition, the Consultants, in their capacity as a selling shareholder, may sometimes hereafter be referred to as the "Selling Security Holders." All of the Options and underlying Shares are being issued to the Consultants pursuant to written agreements. The Company has been advised by the Selling Security Holders that they may sell all or a portion of the Shares from time to time in the over-the-counter market, in negotiated transactions, directly or through brokers or otherwise, and that such Shares will be sold at market prices prevailing at the time of such sales or at negotiated prices, and the Company will not receive any proceeds from such sales.

         No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any distribution of the Shares issuable under the terms of the Consulting Agreements shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                                 --------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 --------------

         THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

                  The date of this Prospectus is July 2, 1997.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock is traded on the NASDAQ SmallCap Market under the symbol "CPRX." Electronic Reports and other information found through the Electronic Data Gathering, Analysis & Retrieval System are probably available through the Commission's website (http://www.sec.gov.).

         The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to the resale of up to an aggregate of up to 100,000 shares of the Company's Common Stock, to be issued to Consultants of the Company pursuant to written agreements. This Prospectus, which is Part I of the Registration Statement, omits certain information contained in the Registration Statement. For further information with respect to the Company and the shares of the Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

         (a) The Company's Annual Report on Form 10-KSB and 10-KSB/A for the fiscal year ended December 31, 1996.

         (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997.

         (c) The Company's Reports on Form 8-K-A dated March 26, 1997 and June 9, 1997.

         (d) All reports and documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

         The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of the Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, CompScript, Inc., 1225 Broken Sound Parkway N.W., Suite A, Boca Raton, Florida 33481.

                                   THE COMPANY

GENERAL

BUSINESS OF COMPSCRIPT, INC.

         CompScript is a comprehensive provider of pharmacy management services equipped to both lower costs and improve the quality of care to its customers. CompScript offers a broad range of pharmacy, infusion therapy, consulting services, mail order, and pharmacy benefit claim administration to managed care networks, long-term and sub-acute care facilities, home health patients, and recipients of managed care. CompScript's proprietary pharmacy management capabilities combine sophisticated clinical tools with the latest technologies in databases and drug profiles. CompScript's network of participating retail pharmacies, along with its electronic on-line adjudication system and a mail service dispensing facility, allow CompScript to offer a fully integrated pharmacy benefit management program. CompScript's operations consist of the following:

         INSTITUTIONAL PHARMACY: CompScript purchases, repackages and dispenses prescription and non-prescription medication in accordance with physician orders and delivers such prescriptions at least daily to the nursing facility for administration to individual patients by the facility's nursing staff. CompScript typically services nursing homes within a 150-mile radius of its pharmacy locations. CompScript maintains a 24-hour, on-call pharmacist service 365, days per year, for emergency dispensing and delivery or for consultation with the facility's staff or attending physician.

         CONSULTANT PHARMACIST SERVICES: CompScript provides consultant pharmacist services which help clients comply with such federal and state regulations applicable to nursing homes. Consultant pharmacists work on a proprietary laptop program to offer institutions patient specific clinical data. The services offered by CompScript's consultant pharmacists include: (i) comprehensive, monthly drug regimen reviews for each patient in the facility to assess the appropriateness and efficacy of drug therapies, including a review of the patient's medical records, monitoring drug reactions to other drugs or food, monitoring lab results and recommending alternate therapies or discontinuing unnecessary drugs; (ii) participation on the Pharmacy and Therapeutics, Quality Assurance and other committees of client nursing facilities as well as periodic involvement in staff meetings; (iii) monthly inspection of medication carts and storage rooms; (iv) monitoring and monthly reporting on facility-wide drug usage and drug administration systems and practices; (v) development and maintenance of pharmaceutical policy and procedures manuals; and (vi) assistance to the nursing facility in complying with state and federal regulations as they pertain to patient care.

         ANCILLARY SERVICES: CompScript also provides ancillary products and services to nursing facilities, as follows:

         CompScript provides infusion therapy support services for residents in its client nursing facilities and, to a lesser extent, hospice and home care patients. Infusion therapy consists of the product (a nutrient, antibiotic, chemotherapy or other drugs in solution) and the intravenous administration of the product.

         HOME INFUSION THERAPY SERVICES: CompScript has established a Joint Commission on Accreditation ("JCAHO") accredited home infusion company to serve homebound patients. CompScript offers outcomes management with an emphasis on diagnosis of level of severity, specialized management reporting, and statewide coverage, which makes CompScript particularly attractive to managed care companies. CompScript offers managed care companies a full continuum of coverage for their clients, from hospitals to subacute units to LTC facilities to their homes.

         PHARMACY BENEFIT MANAGEMENT SERVICES: The Company's pharmacy benefit management ("PBM") service is the systematic management of outpatient prescription drug usage to foster high quality, cost-effective pharmaceutical care through the application of managed care principles and development of information technologies. PBM services consist of retail pharmacy network administration, except in the Long Term Care Pharmacy Network; formulary administration; electronic point-of-sale claims processing, drug utilization review ("DUR"); mail pharmacy service; and benefit plan design consultation. Advanced PBM services include the development of advanced formulary compliance and therapeutic substitution programs; therapy management services such as prior authorization, therapy guidelines, step therapy protocols, and disease management interventions, and sophisticated management information reporting and analytic services.

         LONG-TERM CARE PHARMACY NETWORK: In May of 1995, CompScript believes that it formed the first of its kind, Long-Term Care Pharmacy Network. The network is comprised of long term care "closed-shop" institutional pharmacies. This network is organized to provide full comprehensive services to the institutionalized frail elderly population with the consistencies of one long-term care model benefit. This network is being marketed to payers with both national and regional interests for one pharmaceutical vendor for their long-term/chronic care pharmaceutical care beneficiaries.

         GROUP HEALTHCARE AND WORKERS' COMPENSATION NETWORKS: The Company uses on-line electronic claims processing to provide effective pharmacy benefit management services to its clients. All retail pharmacies in the Company's pharmacy network communicate with the Company on-line and in real time to process prescription drug claims. When a member of a plan presents his or her identification card at a network pharmacy, the network pharmacists sends the specified claim data in an industry standard format to the Company which processes the claim and responds to the pharmacy, typically within a few seconds. The electronic processing of the claim involves confirming the member's eligibility for benefits under the applicable health benefit plan and the conditions to or limitations of coverage, such as the amount of copayments or deductibles the member must pay; performing a concurrent DUR analysis and alerting the pharmacist to possible drug interactions or other indications of inappropriate prescription drug usage; updating the member's prescription drug claim record; and, if the claim is accepted, confirming to the pharmacy that it will receive payment for the drug dispensed.

         The Company provides advanced PBM services to its clients which involve the application of clinical expertise and sophisticated management information systems to manage the pharmacy benefit. An important advanced PBM service provided by the Company is the enhancement of formulary compliance. Formularies are lists of drugs for which coverage is provided under the applicable plan; they are widely used in managed health care plans and, increasingly, by other healthcare risk managers. The Company administers a number of different formularies for its clients that often identify preferred drugs whose use is encouraged or required through various benefit design features. Historically, many clients have selected a plan design which includes an open formulary in which all drugs are covered by the plan and preferred drugs, if any, are merely recommended. More advanced formularies consist of restricted formularies, in which various financial or other disincentives exist to the selection of non-preferred drugs, or closed formularies, in which benefits are available only for drugs listed on the formulary. Formulary preferences can be encouraged by restricting the formulary through plan design features such as tiered copayments, which require the member to pay a higher amount for a nonpreferred drug; through prescriber education programs, in which the company or the managed care client actively seek to educate the prescribers about the formulary preferences; and through the Company's therapeutic substitution programs that target certain high-cost therapy classes for concentrated formulary compliance efforts.

         MAIL SERVICE PHARMACY BENEFITS: The Company integrates its pharmacy network benefits with its mail service pharmacy benefits provided to its clients. It operates one mail service pharmacy in Florida that provides members with convenient access to maintenance medications, and enables the Company and its clients to control drug costs through purchasing efficiencies and other economies of scale.

         The Company's principal executive offices are located at 1225 Broken Sound Parkway N.W., Suite A, Boca Raton, Florida 33481.

AGREEMENTS

         On June 12, 1997, Company and each of Principato and Roberti entered into separate Consulting Agreements pursuant to which they have provided, and will provide, certain consulting services to CompScript. 50,000 options were granted to each Consultant. The options may be exercised in whole or in part in an amount not less than 10,000 shares until June 1, 1998. The options have a $5.00 exercise price. The purchase price for the exercise of the options is payable in cash, and the price of the shares of Common Stock shall be paid in full upon exercise of the options. There are no redemption rights in connection with the options. Under the terms of the Consulting Agreements, Principato and Roberti are to assist and advise the Company concerning marketing, strategic planning, and investor relations.

RESTRICTIONS UNDER SECURITIES LAWS

         The sale of any shares of Common Stock must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater stockholders of the Company, as well as certain other persons or parties who may be deemed to be "affiliates" of the Company under the Federal Securities Laws, should be aware that resales by affiliates can only be made pursuant to an effective Registration Statement, Rule 144 or any other applicable exemption. Officers, directors and 10% and greater stockholders are also subject to the "short swing" profit rule of Section 16(b) of the Securities Exchange Act of 1934.

                        SALES BY SELLING SECURITY HOLDERS

         The following table sets forth the name of the Selling Security Holders, the amount of shares of Common Stock held directly or indirectly or underlying the maximum number of options to be issued to the Selling Security Holders, the exercise price for the Options, the amount of Common Stock to be owned by the Selling Security Holders following sale of such shares of Common Stock and the percentage of shares of Common Stock to be owned by the Selling Security Holder following completion of such offering (based on 13,857,063 shares of Common Stock of the Company outstanding at June 1, 1997).

                                                                  ESTIMATED       ESTIMATED          PERCENTAGE
                                                                  PURCHASE        SHARES TO BE       TO BE OWNED
NAME OF SELLING               NUMBER OF          SHARES TO        EXERCISE        OWNED AFTER        AFTER
SECURITY HOLDER               SHARES OWNED       BE OFFERED       PRICE           OFFERING           OFFERING
---------------               ------------       ----------       ---------       ------------       -----------
Lawrence Principato              100,000*          50,000*                        100,000                **

Todd Roberti                     150,000*          50,000*                        100,000                **


* Represents shares of Common Stock underlying Options including 100,000 options issued to a corporation controlled by the selling security holders.

**       Less than 10%.

                            DESCRIPTION OF SECURITIES

         The Company is currently authorized to issue up to 50,000,000 shares of Common Stock, $.0001 par value per share, of which 13,857,063 shares were outstanding as of June 1, 1997. The Company is authorized to issue up to 1,000,000 shares of Preferred Stock, none of which were outstanding.

COMMON STOCK

         The Company's Common Stock, $.0001 par value, is traded on the NASDAQ SmallCap Market under the symbol "CPRX." The following sets forth the range of high and low closing bid prices for the Common Stock as reported on the NASDAQ during each of the quarters presented. The quotations set forth below are inter-dealer quotations, without retail mark-ups, mark-downs or commissions and may not necessarily represent actual transactions. The quotations have been adjusted for the Company's 1 to 8 reverse stock split on April 26, 1996.

                                             High                 Low
                                            ------               ------
1994
First Quarter                               $30.00               $26.00
Second Quarter                               26.00                21.00
Third Quarter                                23.00                21.00
Fourth Quarter                               23.00                16.00

1995
First Quarter                                20.25                11.00
Second Quarter                               20.50                 6.50
Third Quarter                                 7.25                 3.50
Fourth Quarter                                6.50                 3.00

1996
First Quarter                                 8.75                 3.00
Second Quarter                                9.00                 5.75
Third Quarter                                 7.25                 4.123
Fourth Quarter                               10.25                 5.75

1997
First Quarter                                11.125                7.9375


         CompScript has not paid any cash dividends on its common stock and CompScript does not currently intend to declare or pay cash dividends in the foreseeable future. CompScript intends to retain any earnings that may be generated to provide funds for the operation of its business.

         As of June 1, 1997, the Company believes there were in excess of 300 holders of record of the Company's Common Stock.

VOTING RIGHTS

         Holders of shares of Common Stock are entitled to one vote. The holders of shares of Common Stock are not entitled to cumulative voting rights.

         Upon liquidation, dissolution or winding up of the Company, distributions to holders of any class of common stock would only be made after payment in full of creditors and provision for the preference of any preferred stock having preference over the Common Stock. Any remaining amount would then be shared pro ratably by the holders of Common Stock.

         The holders of the Common Stock are not entitled to preemptive rights or subscription or redemption privileges.

PREFERRED STOCK

         The Board of Directors is authorized to issue the authorized and unissued preferred stock in one or more series, to fix or alter the rights, preferences, privileges and restrictions, including the dividend rights, dividend rate, conversion rights, voting rights and terms of redemption, liquidation preferences and sinking fund of any series of preferred stock which is authorized and unissued. No shares of Preferred Stock have been issued or are outstanding as of the date hereof.

OVER-THE-COUNTER MARKET

         The Company's Common Stock is traded on the NASDAQ under the symbol "CPRX."

TRANSFER AGENT

         The Transfer Agent for the shares of Common Stock is Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004.

                                  LEGAL MATTERS

         Certain legal matters in connection with the securities being offered hereby will be passed upon for the Company by Atlas, Pearlman, Trop & Borkson, P.A., Counsel for the Company, Fort Lauderdale, Florida.

                                 INDEMNIFICATION

         The Company has authority under Section 607.0850 of the Florida Business Corporation Act (the "FBCA") to indemnify its directors and officers to the extent provided for in such Statute.

         The provision of the FBCA authorizes the Company to indemnify its officers and directors in connection with actions, suits and proceedings brought against them if the person acted in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interest of the Company and, with respect to any criminal actions, had no reasonable cause to believe the person's conduct was unlawful. Unless pursuant to a determination by a court, the determination of whether a director, officer or employee has acted in accordance with the applicable standard of conduct must be made by (i) a majority vote of the directors who were not parties to the proceeding or a committee consisting solely of two or more directors not party to the proceedings, (ii) independent legal counsel selected by a majority vote of the directors who were parties to the proceeding or committee of directors (or selected by the full board if a quorum or committee cannot be obtained), or
(iii) the affirmative vote of the majority of the Company's shareholders were not parties to the proceeding.

         The FBCA further provides that the Company may make any other further indemnity by resolution, by-law, agreement, vote of shareholders, disinterested directors or otherwise, except with the respect to certain enumerated acts or omissions of such persons. Florida law prohibits indemnification or advancement of expenses if a judgement or other final adjudication establishes that the actions of a director, officer or employee constitute (i) a violation of criminal law, unless the person had reasonable cause to believe his conduct was unlawful, (ii) a transaction from which such person derived an improper personal benefit, (iii) wilful misconduct or conscious disregard for the best interest of the Company in the case of a derivative action by a shareholder, or (iv) in the case of a director, a circumstance under which a director would be liable for improper distributions under Section 607.0384 of the FBA. The FBCA does not affect a director's responsibilities under any other law, such as federal securities laws.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

         The documents listed in (a) through (c) below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

                  (a) The Registrant's Annual Report on Form 10-KSB and 10-KSB/A for the fiscal year ended December 31, 1996.

                  (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997.

                  (c) The Company's Reports on Form 8-K-A dated March 26, 1997 and June 9, 1997.

                  (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's document referred to in (a) above.

                  (e) The description of the Common Stock of the Company which is contained in a Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

ITEM 4.           DESCRIPTION OF SECURITIES

         A description of the Company's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company has authority under Section 607.0850 of the Florida Business Corporation Act (the "FBA") to indemnify its directors and officers to the extent provided for in such Statute.

         The provision of the FBCA authorizes the Company to indemnify its officers and directors in connection with actions, suits and proceedings brought against them if the person acted in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interest of the Company and, with respect to any criminal actions, had no reasonable cause to believe the person's conduct was unlawful. Unless pursuant to a determination by a court, the determination of whether a director, officer or employee has acted in accordance with the applicable standard of conduct must be made by (i) a majority vote of the directors who were not parties to the proceeding or a committee consisting solely of two or more directors not party to the proceedings, (ii) independent legal counsel selected by a majority vote of the directors who were parties to the proceeding or committee of directors (or selected by the full board if a quorum or committee cannot be obtained), or (iii) the affirmative vote of the majority of the Company's shareholders were not parties to the proceeding.

         The FBCA further provides that the Company may make any other further indemnity by resolution, by-law, agreement, vote of shareholders, disinterested directors or otherwise, except with the respect to certain enumerated acts or omissions of such persons. Florida law prohibits indemnification or advancement of expenses if a judgement or other final adjudication establishes that the actions of a director, officer or employee constitute (i) a violation of criminal law, unless the person had reasonable cause to believe his conduct was unlawful, (ii) a transaction from which such person derived an improper personal benefit, (iii) wilful misconduct or conscious disregard for the best interest of the Company in the case of a derivative action by a shareholder, or (iv) in the case of a director, a circumstance under which a director would be liable for improper distributions under Section 607.0384 of the FBA. The FBCA does not affect a director's responsibilities under any other law, such as federal securities laws.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

         Inasmuch as the Consultants who received the Options and Shares of the Company were knowledgeable, sophisticated and had access to comprehensive information relevant to the Company, such transactions were undertaken in reliance on the exemption from registration provided by Section 4(2) of the Act.

ITEM 8.           EXHIBITS

EXHIBIT                             DESCRIPTION
-------                             -----------

(4)(a)            Consulting Agreement with Todd Roberti dated June 12,
                  1997.

(4)(b)            Consulting Agreement with Lawrence Principato dated
                  June 12, 1997.

(5) Opinion of Atlas, Pearlman, Trop & Borkson, P.A. relating to the issuance of shares of securities pursuant to the above Consulting Agreements.

(23.1) Consent of Atlas, Pearlman, Trop & Borkson, P.A. included in the opinion filed as exhibit (5) hereto

(23.2)            Consent of independent certified public accountants

ITEM 9.           UNDERTAKINGS

         (1)      The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offerings or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (b) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S- 8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton and the State of Florida, on the 30th day of June, 1997.

                                           COMPSCRIPT, INC.

                                           By:/S/BRIAN A. KAHAN
                                              -------------------------
                                              Brian A. Kahan
                                              Chairman of the Board
                                              and President

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                     TITLE                          DATE
         ---------                     -----                          ----

                                 Chairman of the Board
                                 and Chief Executive
                                 Officer (Principal
/S/BRIAN A. KAHAN                Executive Officer)               June 30, 1997
----------------------
Brian A. Kahan

                                 Controller (Principal
/S/GARY SPLAIN                   Accounting Officer)              June 30, 1997
----------------------
Gary Splain

/S/ROBERT GARDNER                Director                         June 30, 1997
----------------------
Robert Gardner

/S/MALCOLM LEONARD               Director                         June 30, 1997
----------------------
Malcolm Leonard

/S/ROBERT EDELHEIT               Director                         June 30, 1997
----------------------
Robert Edelheit

/S/PAUL H. HEIMBERG              Director                         June 30, 1997
----------------------
Paul H. Heimberg

                                 EXHIBIT INDEX

EXHIBIT      DESCRIPTION
-------      -----------

(4)(a)            Consulting Agreement with Todd Roberti dated June 12,
                  1997.

(4)(b)            Consulting Agreement with Lawrence Principato dated
                  June 12, 1997.

(5) Opinion of Atlas, Pearlman, Trop & Borkson, P.A. relating to the issuance of shares of securities pursuant to the above Consulting Agreements.

(23.2)            Consent of independent certified public accountants